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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652, 33-40653, 333-64431,
333-67627, 333-67631, 333-82735, 333-89303, 333-46560, 333-52388, 333-52390,
333-53610, 333-53616, 333-57478, 333-98761, and 333-100862 and Forms S-3 Nos.
333-29257, 33-59113, 333-71392, and 333-100861) of Southwest Airlines Co. and in
the related Prospectuses of our report dated January 21, 2003, with respect to the consolidated financial statements of Southwest Airlines Co. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                    ERNST & YOUNG LLP




Dallas, Texas
January 30, 2003